                                 SCHEDULE 14A
                                 (Rule 14a-101)
                      INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant /X/

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          TIS Mortgage Investment Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                       Totally Ignored Stockholders Committee
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
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

                        TOTALLY IGNORED STOCKHOLDERS COMMITTEE
                                          OF
                            TIS MORTGAGE INVESTMENT COMPANY
                          C/O TURKEY VULTURE FUND XIII, LTD.
                                  7001 CENTER STREET
                                  MENTOR, OHIO 44060

                                    MAY 13, 1997




                           NO THANKSGIVING FOR THIS TURKEY




TIS recently sent you a letter stating that: "A vote on the white proxy card will protect your investment". The graph on the following pages shows how the current Directors of TIS, seven of whom have been in office since 1988 when TIS began operations, have failed completely to protect your investment.

Turn the page and ask yourself: IS THIS A RECORD WORTHY OF SUPPORT?

                                                                   TIS MORTGAGE

                             INVESTMENT COMPANY

                                    STOCK


                            [STOCK PRICE GRAPH]

12/31/88   12/31/89   12/31/90   12/31/91   12/31/92   12/31/93   12/31/94  12/31/95    12/31/96
--------   --------   --------   --------   --------   --------   --------  --------    --------
  $10.00     $8.625      $7.50     $9.375     $4.375      $2.25      $2.25     $2.25     $0.9375


                                     IT'S TIME FOR
                               A CHANGE -- VOTE THE BLUE
                  PROXY - PLEASE MAIL YOUR BLUE PROXY BEFORE MAY 23.

                       WE CAN BENEFIT ALL STOCKHOLDERS


The TIS May 9 letter accused Richard M. Osborne and his investment fund, Turkey Vulture Fund, XIII, Ltd., of being interested only in personal profit at the expense of TIS stockholders. LET'S LOOK AT THE RECORD on some of Mr. Osborne's previous investments:

    1. Brandywine Realty Trust is a REIT trading on the American Stock Exchange. In January 1996, Mr. Osborne bought more than 500,000 shares at a time when the stock was trading at $11.40 - $12.75 (adjusted for a 1-for-3 stock split). Brandywine named Mr. Osborne to its Board on February 9, 1996.
On May 9, 1997, Brandywine's stock closed at $19.25 per share.   Mr. Osborne
was reelected to the Brandywine Board at its Annual Meeting on May 12, 1997. According to Brandywine's 1996 Annual Report, Brandywine was the Number One performing office REIT in the U. S. in 1996, "...with a total shareholder return (consisting of both share appreciation and dividend distributions) of 91.6% for the twelve month period ended December 31, 1996..."

    2. Haverfield Corporation is a financial services holding company trading on the NASDAQ system. Mr. Osborne bought his first shares in November 1995 at $13.875 per share. As early as February 1996, Mr. Osborne began pressing management of Haverfield to take action to maximize shareholder value. On April 22, 1997, Haverfield signed an agreement to merge with Charter One Financial, Inc. in a stock-for-stock exchange in which the stockholders of Haverfield will receive stock valued at $27.00.

There is one fact common to both these companies - ALL THE STOCKHOLDERS BENEFITED along with Mr. Osborne following his investment.


    The TIS Committee believes that the TIS Board also needs to be pressured to increase shareholder value and that ALL its stockholders will benefit from
a change in the Board of Directors.   We urge you to vote for the three
nominees of the TIS Committee by returning the BLUE proxy card.

Your vote is important. No matter how many or how few shares you own, please vote for the TIS Committee's nominees by

                       SIGNING, DATING and MAILING the enclosed
                      BLUE proxy card TODAY in the postage paid
                                 envelope provided.

                      The TIS Committee urges you NOT TO RETURN
                       ANY WHITE PROXY CARD sent to you by the
                             incumbent Board of Directors

If you own shares in the name of a brokerage firm, you will not be able to vote your shares in person at the Annual Meeting. Moreover, your broker cannot vote your shares unless he receives your specific instructions. Please sign, date and return the BLUE PROXY CARD in the envelope that has been provided by your broker.

                                       Sincerely,


                                       Totally Ignored Stockholders Committee


IF YOU HAVE ANY QUESTIONS ABOUT HOW TO VOTE YOUR SHARES, PLEASE CALL OUR PROXY SOLICITOR AT 1-800-854-9486.


                                Beacon Hill Partners
                                  90 Broad Street
                                 New York, NY 10004
                                   1-800-854-9486